This Form 3 is a joint filing on behalf of a group consisting of individuals and entities which may be deemed indirect beneficial owners of securities of First Montauk Financial Corp. by virtue of their ownership interests in BMAC Corp.:

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
/s/ Amva Holdings, LLC                                  /s/ JD Financial, LLC
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Amva Holdings, LLC                                      JD Financial, LLC
By :  Ami Kawa                                          By: Eli Josef
10501 Wilshire Blvd. Unit #1809, LA, CA 90024           18375 Ventura Blvd #516 Tarzana, CA 91356

/s/ William and Patricia Greer Trust                    /s/ Jane Milmore
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William and Patricia Greer Trust                        Jane Milmore
(William & Patricia Greer)                              327 N. Swall Dr. Beverly Hills, CA 90211
5601 N Camino Real Tucson, AZ  85718

/s/  Roy Tashi                                          /s/ Haim Yanai
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Roy Tashi                                               Haim Yanai
5 Prince Patrick St Richmond, VIC 3121 Australia        4252 Whitsett Ave Apt C Studio City, CA 91604

/s/ Zu Freeman                                          /s/ Dr. Meir Agaki
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Zu Freeman                                              Dr. Meir Agaki
914 N.E. Cedar Wood Dr. Woodland, WA 98674              11607 Washington Blvd Los Angeles, CA 90066

/s/ Dr. Eli Hendel
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Dr. Eli Hendel
4702 Balboa Avenue Encino, CA  91316
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